Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Mirum Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	2019 Equity Incentive Plan Common Stock, $0.0001 par value per share	Other(2)	1,535,253	(3)	$21.24	$32,608,774	0.0000927	$3,023
Equity	2019 Employee Stock Purchase Plan Common Stock, $0.0001 par value per share	Other(4)	307,050	(5)	$18.05	$5,542,253	0.0000927	$514
Equity	2020 Inducement Plan Common Stock, $0.0001 par value per share	Other(6)	1,000,000	(7)	$21.24	$21,240,000	0.0000927	$1,969

Total Offering Amounts						$59,391,026		—

Total Fees Previously Paid								—

Total Fee Offsets								—

Net Fee Due								$5,506

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) shall also cover any additional shares of common stock (“Common Stock”) of Mirum Pharmaceuticals, Inc. (the “Registrant”) that become issuable under the Registrant’s 2019 Equity Incentive Plan (the “2019 Plan”), the Registrant’s 2019 Employee Stock Purchase Plan (the “2019 ESPP”) and the Registrant’s 2020 Inducement Plan (the “2020 Inducement Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act. The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price are calculated using the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Market on March 2, 2022.

(3)

Represents shares of Common Stock that were automatically added to the shares available for issuance under the 2019 Plan on January 1, 2022 pursuant to the automatic increase feature of such plan, which provides that the number of shares reserved for issuance under the 2019 Plan will automatically increase on January 1st of each year, for a period of not more than ten years, commencing on January 1, 2020 and ending on (and including) January 1, 2029, in an amount equal to the lesser of (i) 5% of the total number of shares of the Registrant’s capital stock outstanding on December 31st of the preceding calendar year and (ii) a number of shares of Common Stock designated by action of the Registrant’s board of directors prior to the applicable January 1st.

(4)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act. The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price are calculated using the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Market on March 2, 2022, multiplied by 85%.

(5)

Represents shares of Common Stock that were automatically added to the shares available for issuance under the 2019 ESPP on January 1, 2022 pursuant to the automatic increase feature of such plan, which provides that the number of shares reserved for issuance under the 2019 ESPP will automatically increase on January 1st of each year, for a period of not more than ten years, commencing on January 1, 2020 and ending on (and including) January 1, 2029, in an amount equal to the lesser of (i) 1% of the total number of shares of the Registrant’s capital stock outstanding on December 31st of the preceding calendar year, (ii) 1,500,000 shares of Common Stock and (iii) a number of shares of Common Stock designated by action of the Registrant’s board of directors prior to the applicable January 1st.

(6)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act. The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price are calculated using the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Market on March 2, 2022.

(7)

Represents shares of the Registrant’s Common Stock that were added to the 2020 Inducement Plan pursuant to share reserve increases approved by the Compensation Committee of the Registrant’s Board of Directors.

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